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EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report
dated January    19    ,    1998     appearing on page 20 of The
Empire District Electric Company's Annual Report on Form 10-K for the year
ended December 31,    1997    .  We also consent to the reference to us
under the headings "Experts" in such prospectus.



PRICE WATERHOUSE LLP
   March 30, 1998